As filed with the Securities and Exchange Commission on August 13, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CEC ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Kansas	48-0905805
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4441 West Airport Freeway, Irving, Texas 75602

(Address of Principal Executive Offices and Zip Code)

CEC Entertainment, Inc. 2004 Restricted Stock Plan

CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan

CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan

CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan

(Full title of the plans)

Richard M. Frank

Chairman of the Board and Chief Executive Officer

4441 West Airport Freeway

Irving, Texas 75602

(Name and address of agent for service)

(972) 285-8507

(Telephone number, including area code, of agent for service)

with copies of communications to:

Alan G. Harvey

Baker & McKenzie LLP

2001 Ross Avenue

Suite 2300

Dallas, Texas 75201

(214) 978-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒        Accelerated filer ☐        Non-accelerated filer ☐        Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Common Stock, par value $0.10 per share, to be issued under the 2004 Restricted Stock Plan	500,000	$35.46	$17,730,000	$696.79
Common Stock, par value $0.10 per share, to be issued under the Non-Employee Directors Restricted Stock Plan	90,000	$35.46	$ 3,191,400	$125.43

(1)	In addition, this registration statement covers such indeterminate number of shares of common stock, par value $0.10 (“Common Stock”), as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”). All such shares are subject to the reoffer prospectus included herein and are registered for offer and sale hereunder.
(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act and are based upon the average of the high and low prices of the Common Stock reported on the New York Stock Exchange on August 7, 2008.
(3)	Calculated pursuant to General Instruction E on Form S-8. Pursuant to Rule 429, this registration statement includes 3,588,545 shares registered pursuant to registration statement on Form S-8 (File No. 333-119218) and 127,500 shares registered pursuant to registration statement on Form S-8 (File No. 333-119225). The filing fees for these shares have already been paid and, therefore, have not been paid in conjunction with this registration statement.

Pursuant to Rule 429 under the Securities Act, the reoffer prospectus included in this registration statement is a combined reoffer prospectus relating to the (i) registration statement on Form S-8 (File No. 333-119225), (ii) registration statement on Form S-8 (File No. 333-119218), (iii) registration statement on Form S-8 (File No. 333-119232) and (iv) registration statement on Form S-8 (File No. 333-130142). Upon effectiveness, this registration statement will also constitute a post-effective amendment to the registration statements listed in clauses (i) through (iv) above and to the registration statement on Form S-8 (File No. 333-145612), which included a combined reoffer prospectus relating to the registration statements in clauses (iii) and (iv) above.

EXPLANATORY NOTE

On September 23, 2004, CEC Entertainment, Inc. (the “Company”) filed a registration statement on Form S-8 (File No. 333-119232) with respect to an aggregate of 500,000 shares of common stock, par value $0.10 per share (the “Common Stock”), issuable pursuant to the Company’s 2004 Restricted Stock Plan (the “2004 Plan”). At the Company’s 2006 annual meeting of stockholders held on May 18, 2006, the stockholders of the Company approved an amendment of the 2004 Plan, adding 500,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2007 annual meeting of stockholders held on June 27, 2007, the stockholders of the Company approved another amendment of the 2004 Plan, adding 100,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2008 annual meeting of stockholders held on May 29, 2008, the stockholders of the Company approved an additional amendment of the 2004 Plan, adding 500,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. The additional shares of Common Stock approved at the 2008 annual meeting of stockholders are being registered on this registration statement on Form S-8. Such amendments together increased the aggregate number of shares of Common Stock authorized for issuance under the 2004 Plan from 500,000 to 1,600,000.

On December 5, 2005, the Company filed a registration statement on Form S-8 (File No. 333-130142) with respect to an aggregate of 50,000 shares of Common Stock issuable pursuant to the Company’s Non-Employee Directors Restricted Stock Plan (the “Non-Employee Directors Plan”). At the Company’s 2007 annual meeting of stockholders held on June 27, 2007, the stockholders of the Company approved an amendment of the Non-Employee Directors Plan, adding 25,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2008 annual meeting of stockholders held on May 29, 2008, the stockholders of the Company approved another amendment of the Non-Employee Directors Plan, adding 90,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. The additional shares of Common Stock approved at the 2008 annual meeting of stockholders are being registered on this registration statement on Form S-8. Such amendments together increased the aggregate number of shares of Common Stock authorized for issuance under the Non-Employee Directors Plan from 50,000 to 165,000.

On August 21, 2007, the Company filed a registration statement on Form S-8 (File No. 333-145612) to (i) register an aggregate of 625,000 additional shares of the Company’s Common Stock reserved for issuance under the 2004 Plan (600,000 shares with respect to such plan) and the Non-Employee Directors Plan (25,000 shares with respect to such plan) and (ii) file a reoffer prospectus covering the sale of control securities issued or to be issued to certain affiliates pursuant to such plans.

On September 30, 1996, the Company filed a registration statement on Form S-8 (File No. 333-130777) with respect to an aggregate of 100,000 shares of Common Stock issuable pursuant to the Company’s Non-Employee Directors Stock Option Plan (the “Director Option Plan”). At the Company’s 2001 annual meeting of stockholders held on June 28, 2001, the stockholders of the Company approved an amendment to the Director Option Plan, increasing the annual grant to the non-employee directors and changing the directors’ ability to exercise options granted pursuant to the plan. On November 6, 2001, the Company filed a post-effective amendment to the registration statement to reflect these changes. At the 2004 annual meeting of stockholders held on May 20, 2004, the stockholders of the Company approved amendments to the Director Option Plan, adding 100,000 shares of Common Stock to the maximum number of shares that may be issued thereunder and increasing the initial and annual grants to non-employee directors provided for in the plan. Such amendments together increased the aggregate number of shares of Common Stock authorized for issuance under the Director Option Plan to 437,500. Effective May 18, 2006, the Company discontinued issuing stock options pursuant to the Director Option Plan.

On November 25, 1997, the Company filed a registration statement on Form S-8 (File No. 333-41039) with respect to an aggregate of 925,000 shares of Common Stock issuable pursuant to the Company’s 1997 Non-Statutory Stock Option Plan (the “Employee Option Plan”). At the Company’s 1999 annual meeting of stockholders held on June 24, 1999, the stockholders of the Company approved amendments to the Employee Option Plan, adding 900,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. On July 23, 1999, the Company effected a three-for-two stock split and, accordingly, the number of shares authorized under the Employee Option Plan increased to 2,737,500. At the Company’s 2000 annual meeting of stockholders held on June 22, 2000, the stockholders of the Company approved amendments to the Employee Option Plan, adding 350,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2001 annual meeting of stockholders held on June 28, 2001, the stockholders of the Company approved amendments to the Employee Option Plan, adding 1,300,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2002 annual meeting of stockholders held on May 9, 2002, the stockholders of the Company approved amendments to the Employee Option Plan, adding 1,400,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. At the Company’s 2003 annual meeting of stockholders held on May 29, 2003, the stockholders of the Company approved amendments to the Employee Option Plan, adding 1,000,000 shares of Common Stock to the maximum number of shares that may be issued thereunder. Such amendments together increased the aggregate number of shares of Common Stock authorized for issuance under the Employee Option Plan to 6,787,500. On March 15, 2004, the Company effected a three-for-two stock split and, accordingly, the number of shares authorized under the Employee Option Plan increased to 10,781,250. Effective May 18, 2006, the Company discontinued issuing stock options pursuant to the Employee Option Plan.

This registration statement on Form S-8 is being filed to (i) register an aggregate of 590,000 additional shares of the Company’s Common Stock reserved for issuance under the 2004 Plan (500,000 shares with respect to such plan) and the Non-Employee Directors Plan (90,000 shares with respect to such plan) and (ii) file a reoffer prospectus covering the sale of control securities issued or to be issued to certain affiliates pursuant to the 2004 Plan, the Non-Employee Directors Plan, the Director Option Plan and the Employee Option Plan.

The contents of the Company’s previous registration statements on Form S-8 (File Nos. 333-41039, 333-83691, 333-44434, 333-13077, 333-72878, 333-103572, 333-111175, 333-119232, 333-119225, 333-119218, 333-130142 and 333-145612) filed with the Securities and Exchange Commission (the “Commission”) on November 25, 1997, July 23, 1999, August 24, 2000, November 6, 2001, November 7, 2001, March 4, 2003, December 15, 2003, September 23, 2004, September 23, 2004, September 23, 2004, December 5, 2005 and August 21, 2007, respectively, are hereby incorporated by reference into this registration statement pursuant to General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

As permitted by the rules of the Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this registration statement will be sent or given to eligible employees as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this registration statement or as part of any prospectuses or prospectus supplements filed pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

CONTROL SECURITIES REOFFER PROSPECTUS

The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the Company’s Non-Employee Directors Plan, 2004 Plan, the Director Option Plan and the Employee Option Plan.

REOFFER PROSPECTUS

CEC ENTERTAINMENT, INC.

2,151,644 Shares of Common Stock

This prospectus relates to shares of common stock, $0.10 par value per share (the “Common Stock”), of CEC Entertainment, Inc. which may be offered from time to time by the selling stockholders identified under the caption “Selling Stockholders” in this prospectus for their own accounts. Each of the selling stockholders will acquire the shares of Common Stock covered by this prospectus pursuant to the CEC Entertainment, Inc. Non-Employee Directors Restricted Stock Plan, as amended (the “Non-Employee Directors Plan”), the CEC Entertainment, Inc. 2004 Restricted Stock Plan, as amended (the “2004 Plan”), the CEC Entertainment, Inc. Non-Employee Directors Stock Option Plan, as amended (the “Director Option Plan”), and the CEC Entertainment, Inc. 1997 Non-Statutory Stock Option Plan, as amended (the “Employee Option Plan”).

This prospectus has been prepared for the purpose of registering the shares of Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), to allow for future sale by the selling stockholders, on a continuous or delayed basis, to the public without restriction. Each selling stockholder and any participating broker or dealer may be deemed to be an “underwriter” within the meaning of the Securities Act, in which event any profit on the sale of shares by the selling stockholder and any commissions or discounts received by those brokers or dealers may be deemed to be underwriting compensation under the Securities Act.

Our Common Stock is traded on the New York Stock Exchange under the symbol “CEC.” On August 12, 2008, the last reported sale price of our Common Stock was $37.50 per share.

THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING SECURITIES

THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT.

Investing in our Common Stock involves risks.

You should consider carefully the risk factors beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 13, 2008.

RE-OFFER PROSPECTUS

CEC ENTERTAINMENT, INC.

CEC Entertainment, Inc. (the “Company”) was incorporated in the state of Kansas in 1980 and is engaged in the family entertainment-restaurant center business. The Company considers this to be its sole industry segment.

Chuck E. Cheese’s stores feature musical and comic entertainment by robotic and animated characters, games, rides and arcade-style activities intended to appeal to families with children between the ages of two and 12 and offers a variety of pizzas, sandwiches, appetizers, a salad bar and desserts. The Company opened its first location in March 1980.

The Company’s principal executive offices are located at 4441 West Airport Freeway, Irving, Texas 75062 and its telephone number is (972)  258-8507. The Company maintains a website at www.chuckecheese.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this report, other than historical information, may be considered forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “predict,” “potential,” “continue,” “expect,” “anticipate,” “future,” “intend,” “plan,” “believe,” “project,” “estimate” and similar expressions (or the negative of such expressions). Should one or more of these risks or uncertainties materialize, or should our underlying assumptions prove incorrect, actual results may differ materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on our operating results, performance or financial condition, are our ability to implement our growth strategies; national, regional and local economic conditions affecting the entertainment/dining industry; consumers’ health, nutrition and dietary preferences; competition within each of the restaurant and entertainment industries; our ability to retain key personnel; success of our franchise operations; negative publicity; disruption of our commodity distribution system; our ability to protect our trademarks and other proprietary rights; health epidemics or pandemics; acts of God; terrorists acts; litigation; product liability claims and product recalls; demographic trends; fluctuations in our quarterly results of operations, including seasonality; government regulations; weather; school holidays; and increased commodity, utility, insurance, advertising and labor costs. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 30, 2007. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligation to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

RISK FACTORS

You should carefully consider the risks and uncertainties described below before making an investment decision. The occurrence of any one or more of the risks or uncertainties described below could have a material adverse effect on our financial condition, results of operations and cash flows. We believe these are the material risks currently facing our business. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information included or incorporated by reference in this prospectus, including our financial statements and related notes.

Our business operations and the implementation of our business strategy are subject to significant risks inherent in our business, including, without limitation, the risks and uncertainties described below. The occurrence of any one or more of the risks or uncertainties described below and elsewhere in our Annual Report on Form 10-K could have a material adverse effect on our financial condition, results of operations and cash flows. While we believe we have identified and discussed below the key risk factors affecting our business, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our business, operations, industry, financial position and financial performance in the future. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different.

Risks Related to Our Industry

We may be negatively affected by trends in the family entertainment/dining industry and national, regional and local economic conditions.

The family entertainment/dining industry is affected by national, regional and local economic conditions, demographic trends and consumer preferences. The performance of individual stores may be affected by factors such as changes in consumer disposable income, demographic trends, weather conditions, traffic patterns and the type, number and location of competing businesses. Dependence on frequent deliveries of fresh food products also subjects businesses such as ours to the risk that shortages or interruptions in food supplies caused by adverse weather or other conditions could adversely affect the availability, quality and cost of ingredients. In addition, factors such as inflation, increased food, labor and employee benefit costs, fluctuations in price of utilities, interest rates, consumer confidence, consumers’ disposable income and spending levels, energy prices, job growth, unemployment rates, insurance costs and the availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and our stores in particular. The entertainment industry is affected by many factors, including changes in customer preferences and increases in the type and number of competing entertainment offerings. Operating costs may also be affected by further increases in the minimum hourly wage, unemployment tax rates, sales taxes and similar matters over which we have no control.

Changes in consumers’ health, nutrition and dietary preferences could adversely affect our financial results.

Our industry is affected by consumer preferences and perceptions. Changes in prevailing health or dietary preferences and perceptions may cause consumers to avoid certain products we offer in favor of alternative or healthier foods. If consumer eating habits change significantly and we are unable to respond with appropriate menu offerings, it could adversely affect our financial results.

Risks Related to Our Company

We may not be successful in the implementation of our business development strategies.

Our continued growth depends, to a significant degree, on our ability to successfully implement our long-term growth strategies. Among such strategies, we plan to continue to open new stores in selected markets and for existing stores we plan to remodel and expand our facilities and upgrade the games, rides and entertainment. The opening and success of new Chuck E. Cheese’s stores is dependent on various factors, including the availability of suitable sites, the negotiation of acceptable lease terms for such locations, store sales cannibalization, the ability to meet construction schedules, our ability to manage such expansion and hire and train personnel to manage the new stores, as well as general economic and business conditions. Our ability to successfully open new stores or remodel, expand or upgrade the entertainment at existing stores will also depend upon the availability of sufficient capital for such purposes, including operating cash flow, our existing credit facility, future debt financings, future equity offerings or a combination thereof. There can be no assurance that we will be successful in opening and operating the number of anticipated new stores on a timely or profitable basis. There can be no assurance that we can continue to successfully remodel or expand our existing facilities or upgrade the games and entertainment. Our growth is also dependent on our ability to continually evolve and update our business model to anticipate and respond to changing customer needs and competitive conditions. There can be no assurance that we will be able to successfully anticipate changes in competitive conditions or customer needs or that the market will accept our business model.

Part of our growth strategy depends on our ability to attract new franchisees to recently opened markets and the ability of these franchisees to open and operate new stores on a profitable basis. Delays or failures in opening new franchised stores could adversely affect our planned growth. Our new franchisees depend on the availability of financing to construct and open new stores. If these franchisees experience difficulty in obtaining adequate financing for these purposes, our growth strategy and franchise revenues may be adversely affected.

We may be unsuccessful in opening and remodeling our stores.

Our long-term growth is dependent on the success of strategic initiatives to increase the number of our stores and enhance the facilities of existing stores. We incur significant costs each time we open a new store and other expenses when we relocate or remodel existing stores. The expenses of opening, relocating or remodeling any of our stores may be higher than anticipated. If we are unable to open or are delayed in opening new stores, we may incur significant costs which may adversely affect our financial results. If we are unable to remodel or are delayed in remodeling stores, we may incur significant costs which may adversely affect our financial results.

We are dependent on the service of certain key personnel.

The success of our business will continue to be highly dependent upon the continued employment of Richard M. Frank, our Chairman of the Board of Directors and Chief Executive Officer, Michael H. Magusiak, our President, and other members of our senior management team. Although we have entered into employment agreements with each of Mr. Frank and Mr. Magusiak, the loss of the services of either of such individuals could have a material adverse effect upon our business and development. Our success will also depend upon our ability to retain and attract additional skilled management personnel to our senior management team and at our operational level. There can be no assurances that we will be able to retain the services of Messrs. Frank or Magusiak, senior members of our management team or the required operational support at the store level in the future.

Our business is highly seasonal and quarterly results may fluctuate significantly as a result of this seasonality.

We have experienced, and in the future could experience, quarterly variations in revenues and profitability as a result of a variety of factors, many of which are outside our control, including the timing and number of new store openings, the timing of capital investments in existing stores, the timing of school vacations and holidays, weather conditions and natural disasters. We typically experience lower revenues and profitability in the second and fourth quarters than in the first and third quarters. If revenues are below expectations in any given quarter, our operating results will likely be adversely affected for that quarter.

We are subject to intense competition in both the restaurant and entertainment industries.

We believe that our combined restaurant and entertainment center concept puts us in a niche which combines elements of both the restaurant and entertainment industries. As a result, we, to some degree, compete with entities in both industries. Although other restaurant chains presently utilize the concept of combined family entertainment-dining operations, we believe these competitors operate primarily on a local, regional or market-by-market basis. Within the traditional restaurant sector, we compete with other casual dining restaurants on a nationwide basis with respect to price, quality and speed of service, type and quality of food, personnel, the number and location of restaurants, attractiveness of facilities, effectiveness of advertising and marketing programs, and new product development. Such competitive market conditions, including the effectiveness of our advertising and promotion and the emergence of significant new competition, could adversely affect our operating results.

Negative publicity concerning food quality, health and other issues could adversely affect our financial results.

Food service businesses can be adversely affected by litigation and complaints from guests, consumer groups or government authorities resulting from food quality, illness, injury or other health concerns or operating issues stemming from one store or a limited number of stores. Publicity concerning food-borne illnesses and injuries caused by food tampering may negatively affect our operations, reputation and brand. Such publicity may have a significant adverse impact on our financial results. We could incur (i) significant liabilities if a lawsuit or claim resulted in a judgment against us, or (ii) significant litigation costs, regardless of the result.

We may experience an increase in food, labor and other costs.

An increase in food, labor, utilities, insurance and/or other operating costs may adversely affect our financial results. Such an increase may adversely affect us directly or adversely affect our vendors, franchisees and others whose performance have a significant impact on our financial results.

Specifically, any increase in the prices for food commodities, including cheese, could adversely affect our financial results. The performance of our stores is also adversely affected by increases in the price of utilities on which the stores depend, such as natural gas, whether as a result of inflation, shortages or interruptions in supply, or otherwise. Our business also incurs significant costs for and including among other things, insurance, marketing, taxes, real estate, borrowing and litigation, all of which could increase due to inflation, rising interest rates, changes in laws, competition, or other events beyond our control.

In addition, a number of our employees are subject to various minimum wage requirements. Several states and cities in which we operate stores have established a minimum wage higher than the federally mandated minimum wage. There may be similar increases implemented in other jurisdictions in which we operate or seek to operate. These minimum wage increases may have an adverse effect on our financial results.

We are subject to risks from disruption of our commodity distribution system

Any disruption in our commodity distribution system could adversely affect our financial results. We use a single vendor to distribute most of the products and supplies used in our stores. Any failure by this vendor to adequately distribute products or supplies to our stores could increase our costs and have a material adverse affect on our financial results.

Our stores may be adversely affected by local conditions, events and natural disasters.

Certain regions in which our stores are located may be subject to adverse local conditions, events or natural disasters. A natural disaster may damage our stores or other operations which may adversely affect our financial results. In addition, if severe weather, such as heavy snowfall or extreme temperatures, discourages or restricts customers in a particular region from traveling to our stores, our sales could be adversely affected. If severe weather occurs during the first and third quarters of the year, the adverse impact to our sales and profitability could be even greater than at other times during the year because we generate a significant portion of our sales and profits during these periods.

Unanticipated conditions in foreign markets may adversely affect our ability to operate effectively in those markets.

In addition to our stores in the United States, we currently own or franchise stores in Canada, Chile, Guatemala, Puerto Rico, Saudi Arabia and Dubai. We may in the future expand into additional foreign markets. We are subject to the regulation and economic and political conditions of any foreign market in which we operate our stores and any change in the regulation or conditions of these foreign markets may adversely affect our financial results. Changes in foreign markets that may affect our financial results include, but are not limited to, taxation, inflation, currency fluctuations, political instability, war, increased regulations and quotas, tariffs and other protectionist measures.

We are subject to risks in connection with owning and leasing real estate.

As owner and lessee of the land and/or building for our stores we are subject to all of the risks generally associated with owning and leasing real estate, including changes in the supply and demand for real estate in general and the supply and demand for the use of the stores. Any obligation to continue making rental payments with respect to leases for closed stores could adversely affect our financial results.

We may not be able to adequately protect our trademarks or other proprietary rights.

We own certain common law trademark rights and a number of federal and international trademark and service mark registrations and proprietary rights relating to our operations. We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We, therefore, devote appropriate resources to the protection of our trademarks and proprietary rights. The protective actions that we take, however, may not be enough to prevent unauthorized usage or imitation by others, which could harm our image, brand or competitive position and, if we commence litigation to enforce our rights, we may incur significant legal fees.

We cannot be assured that third parties will not claim that our trademarks or menu offerings infringe upon their proprietary rights. Any such claim, whether or not it has merit, may result in costly litigation, cause delays in introducing new menu items in the future or require us to enter into royalty or licensing agreements. As a result, any such claim could have a material adverse effect on our business, results of operations, and financial position.

We are dependent on certain systems and technologies which may be disrupted.

Our operations are dependent upon the successful functioning of our computer and information systems. Damage, interruption or failure of our systems may result in additional development costs, loss of customers, loss of customer data, negative publicity, harm to our business and reputation and exposure to losses or other liabilities.

We may be adversely affected by negative publicity relating to our target market.

Our target market of children between the ages of two and 12 and families with small children may be highly sensitive to adverse publicity that may arise from an actual or perceived negative isolated event within one of our stores. We are also subject to risks of litigation and regulatory action regarding advertising to our target market. Any such litigation or regulatory action may adversely affect our financial results. There can be no assurance that we will not experience negative publicity regarding one or more of our stores. The occurrence of negative publicity regarding one or more of our locations could materially and adversely affect our image with our customers and our results of operations.

We are subject to various government regulations which may adversely affect our operations and financial performance.

The development and operation of our stores are subject to various federal, state and local laws and regulations in many areas of our business, including, but not limited to, those that impose restrictions, levy a fee or tax, or require a permit or license, or other regulatory approval. Difficulties or failure in obtaining required permits, licenses or other regulatory approvals could delay or prevent the opening of a new store, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing store. We are also subject to laws governing our relationship with employees, including minimum wage requirements, overtime, working and safety conditions, and immigration status requirements. A significant portion of our store personnel is paid at rates related to the minimum wage established by federal, state and municipal law. Increases in such minimum wage result in higher labor costs to us, which may be partially offset by price increases and operational efficiencies. While we endeavor to comply with all applicable laws and regulations, governmental and regulatory bodies may change such laws and regulations in the future, which may require us to incur substantial cost increases. If we fail to comply with applicable laws and regulations, we may be subject to various sanctions, and/or penalties and fines. Additionally, failure to protect the integrity and security of our customers’ personal information could expose us to litigation, as well as materially damage our standing with our customers.

We face litigation risks from customers, franchisees, employees and other third parties in the ordinary course of business.

Our business is subject to the risk of litigation by current and former employees, consumers, suppliers, shareholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action lawsuits and regulatory actions, is difficult to assess or quantify. Plaintiffs in these types of lawsuits may seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may remain unknown for substantial periods of time. The cost to defend future litigation may be significant. There may also be adverse publicity associated with litigation that could decrease customer acceptance of our food or entertainment offerings, regardless of whether the allegations are valid or whether we are ultimately found liable.

We are continually subject to risks from litigation and regulatory action regarding advertising to our market of children between the ages of two and 12 years old. In addition, since certain of our stores serve alcoholic beverages, we are subject to “dram shop” statutes. These statutes generally allow a person injured by an intoxicated person to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes.

Under certain circumstances plaintiffs may file certain types of claims which may not be covered by insurance. In some cases, plaintiffs may seek punitive damages which may not be covered by insurance. Any litigation we face could have a material adverse effect on our business, financial condition and results of operations.

We face risks with respect to product liability claims and product recalls.

We purchase merchandise from third-parties and offer this merchandise to customers for sale or in exchange for prize tickets. This third-party merchandise could be subject to recalls and other actions by regulatory authorities. We have experienced, and may in the future experience, issues that result in recalls of merchandise. In addition, individuals have asserted claims, and may in the future assert claims, that they have sustained injuries from third-party merchandise offered by us, and we may be subject to future lawsuits relating to these claims. There is a risk that these claims or liabilities may exceed, or fall outside of the scope of, our insurance coverage. Any of the issues mentioned above could result in damage to our reputation, diversion of development and management resources, reduced sales and increased costs, any of which could harm our business.

Changes in financial accounting standards or interpretations of existing standards could affect reported results of operations.

Generally accepted accounting principles and accompanying accounting pronouncements, implementation guidelines, and interpretations for many aspects of our business are highly complex and involve subjective judgments. Changes in these accounting standards, new accounting pronouncements and interpretations may occur that could adversely affect our reported financial position, results of operations and/or cash flows.

Other risk factors may adversely affect our financial performance.

Other risk factors that could cause our actual results to differ materially from those indicated in the forward-looking statements by affecting, among many things, pricing, consumer spending and consumer confidence, include, without limitation, changes in economic conditions, increased fuel costs and availability for our employees, customers and suppliers, health epidemics or pandemics or the prospects of these events, consumer perceptions of food safety, changes in consumer preferences and behaviors, governmental monetary policies, changes in demographic trends, availability of employees, terrorist acts, energy shortages and rolling blackouts, and weather (including major hurricanes and regional snow storms) and other acts of God.

Risks Related to Our Common Stock

A failure to establish, maintain and apply adequate internal control over financial reporting could have a material adverse affect on our business and/or market valuation of our Common Stock.

We are subject to the ongoing internal control provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”). These provisions provide for the identification of material weaknesses in internal control over financial reporting, which is a process to provide reasonable assurance regarding the reliability of financial reporting for external purposes in accordance with accounting principles generally accepted in the United States of America. We previously identified a material weakness relating to our historical stock option granting process, and have taken steps to improve our corporate governance process in regards to granting of equity compensation awards in the future. As of December 30, 2007, we have concluded that our internal controls over financial reporting are effective; however there can be no assurance that we will be able to maintain all of the controls necessary to remain in compliance with Sarbanes-Oxley in the future. Should we identify any material weaknesses in internal control over financial reporting in the future, there can be no assurance that we will be able to remediate such material weaknesses in a timely manner. Any failure to maintain an effective system of internal control over financial reporting could limit our ability to report financial results accurately and timely or to detect and/or prevent fraud. A failure to maintain an effective system of internal control may also result in a negative market reaction in regards to the valuation of our Common Stock.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of shares of Common Stock by the selling stockholders.

SELLING STOCKHOLDERS

The shares of our Common Stock to which this prospectus relates are being registered for re-offers and resales by certain of our employees and non-employee directors who will acquire shares of Common Stock pursuant to the Non-Employee Directors Plan, the 2004 Plan, the Director Option Plan and/or the Employee Option Plan. The following table sets forth certain information regarding the shares of our Common Stock beneficially owned by the selling stockholders as of August 1, 2008 and is based on 22,642,038 shares of our Common Stock outstanding on August 1, 2008.

Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Shares of Common Stock Offered (1)*	Shares of Common Stock Owned After the Offering (2)
			Number	%
J. Roger Cardinale Executive Vice President, Development and Purchasing	238,723	238,723	0	0
Gene F. Cramm, Jr. Executive Vice President, Games and Concept Evolution	29,925	29,925	0	0
Richard M. Frank Chairman of the Board and Chief Executive Officer	749,564	749,564	0	0
Gen. Tommy Franks, retired Director	2,702	2,702	0	0
Darin E. Harper Vice President and Controller	2,701	2,701	0	0
Richard T. Huston Executive Vice President, Marketing	146,354	146,354	0	0
Michael H. Magusiak President	768,606	768,606	0	0
Larry T. McDowell Director	25,928	23,928	2,000	0
Christopher D. Morris Executive Vice President, Chief Financial Officer and Treasurer	38,522	38,522	0	0
Tim T. Morris Director	18,468	18,468	0	0
Louis P. Neeb Director	20,178	20,178	0	0
Cynthia I. Pharr Lee Director	33,867	33,867	0	0
Walter Tyree Director	36,178	36,178	0	0
Raymond E. Wooldridge Director	68,178	41,928	26,250	0
Total	2,179,894	2,151,644	28,250	0

(1) Includes shares of Common Stock purchasable pursuant to options within 60 days of August 1, 2008 by J. Roger Cardinale (173,100), Richard M. Frank (487,500), Richard T. Huston (94,350), Michael H. Magusiak (418,750), Larry T. McDowell (15,000), Christopher D. Morris (7,500), Tim T. Morris (7,500), Louis P. Neeb (7,500), Cynthia I. Pharr Lee (25,500), Walter Tyree (25,500) and Raymond E. Wooldridge (25,500), respectively.

(2) Assumes that all shares of Common Stock will be resold by the selling stockholders and none will be held by the selling stockholders for their own accounts.

* We cannot assure you that the selling stockholders will sell all or any portion of the Common Stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the Common Stock by other means not described in this prospectus.

PLAN OF DISTRIBUTION

Each selling stockholder may sell his or her shares of Common Stock covered by this prospectus for value from time to time in one or more transactions on the New York Stock Exchange or any other exchange or quotation system on which our Common Stock is traded, in negotiated transactions or in a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated. The selling stockholders may effect such transactions by selling the shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling stockholders and/or the purchasers of the shares of Common Stock for whom such broker-dealers may act as agent (which compensation may be less than or in excess of customary commissions).

Each selling stockholder and any broker-dealer that participates in the distribution of the shares of Common Stock may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions under the Securities Act. All selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

In addition to the shares of Common Stock sold hereunder, the selling stockholders, may, at any time, sell any shares of Common Stock owned by them in compliance with all of the requirements of Rule 144 of the Securities Act, regardless of whether such shares are covered by this prospectus.

There is no assurance that the selling stockholders will sell all or any portion of the shares of Common Stock offered hereby or that the selling stockholders will transfer, devise or gift these shares by other means.

We will pay all expenses in connection with this offering and will not receive any proceeds from sales of any shares of Common Stock by the selling stockholders.

LEGAL MATTERS

The validity of the shares of Common Stock offered hereby will be passed upon for us by Stinson Morrison Hecker LLP.

EXPERTS

The consolidated financial statements incorporated in this Registration Statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 30, 2007 and the effectiveness of CEC Entertainment, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents, which we previously filed with the Commission pursuant to Sections 13 or 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this prospectus:

(a)	Our Annual Report on Form 10-K for the year ended December 30, 2007, filed on February 28, 2008;

(b)	Our Current Reports on Form 8-K, filed on March 31, 2008, May 28, 2008 and June 3, 2008;

(c)	Our Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2008, filed on May 8, 2008;

(d)	Our Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2008, filed on August 7, 2008; and

(e)	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, unless the exhibits are specifically incorporated by reference in the information we send to you). You may obtain a copy of any or all of the documents that have been incorporated by reference herein by writing to us at CEC Entertainment, Inc., 4441 West Airport Freeway, Irving, Texas 75062, Attention: Jay Young, or telephoning Jay Young at (972) 258-5516.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy any reports, proxy statements and other information we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation and location of the Public Reference Room. Our filings are also available to the public at the website maintained by the Commission at http://www.sec.gov and at our website at http://www.chuckecheese.com.

We have filed registration statements on Form S-8 with the Commission to register the issuance of the Common Stock we are offering under the Non-Employee Directors Plan and the 2004 Plan and to register the resale of Common Stock with respect to shares and awards granted under the Non-Employee Directors Plan, the 2004 Plan, the Director Option Plan and the Employee Option Plan. This prospectus is part of those registration statements. As allowed by the Commission’s rules, this prospectus does not contain all of the information you can find in the registration statements or the exhibits to the registration statements.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Kansas General Corporation Code (the “KGCC”)

Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305(c) of the KGCC provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Articles of Incorporation

Our Amended and Restated Articles of Incorporation (the “Articles”) provide that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. Further, our Articles provide that we may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in our Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

Bylaws

Our Bylaws, as amended (the “Bylaws”), provide that each person who is or was our director or officer or is or was serving at our request as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) will be indemnified by us as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as our director or officer or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of our Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of our Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. Our Bylaws further provide that we will advance to any person entitled to indemnification under the Bylaws such expenses and costs as the person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to us any such funds so advanced in the event that the person is not entitled to such indemnification.

In addition, our Bylaws provide that no person will be liable to us for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as our director or officer or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of our counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

Indemnification Agreements and Insurance

We have limited indemnification agreements with certain officers that are included in such officers’ employment agreements.

We also maintain a directors’ and officers’ liability insurance policy insuring our directors and officers against certain losses resulting from certain acts committed by them in their capacities as our directors and officers.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following documents filed with the Commission:

(a)	the Company’s Annual Report on Form 10-K for the year ended December 30, 2007, filed on February 28, 2008;

(b)	the Company’s Current Reports on Form 8-K, filed on March 31, 2008, May 28, 2008 and June 3, 2008;

(c)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2008, filed on May 8, 2008;

(d)	the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2008, filed on August 7, 2008; and

(e)	the description of our Common Stock contained in our registration statement on Form 8-A (File No. 001-13687) filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

We incorporate by reference in this prospectus all documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Kansas General Corporation Code (the “KGCC”)

Section 17-6305(a) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprises against expenses, judgments, fines and amounts (including attorneys’ fees) paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that he or she did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 17-6305(b) of the KGCC empowers a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 17-6305(c) of the KGCC provides that to the extent a present or former director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 17-6305, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 17-6305(d) of the KGCC provides that any indemnification under subsections (a) and (b) of Section 17-6305 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 17-6305. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination: (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum; (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders.

Section 17-6305(e) of the KGCC provides that expenses, including attorneys’ fees, incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation as authorized in Section 17-6305. Such expenses, including attorneys’ fees, incurred by former directors and officers or incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

Articles of Incorporation

The Company’s Amended and Restated Articles of Incorporation (the “Articles”) provide that its directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that the Articles do not eliminate or limit the liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases or redemptions, pursuant to Section 17-6424 of the KGCC and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. Further, the Company’s Articles provide that it may agree to the terms and conditions upon which any director, officer, employee or agent accepts his or her office or position and in the Company’s Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the corporation, or any other person who serves at the Company’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent permitted by the laws of the State of Kansas.

Bylaws

The Company’s Bylaws, as amended (the “Bylaws”), provide that each person who is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the Company as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his or her capacity as or arising out of his or her status as a director or officer of the Company or, if serving at our request, as a director, officer, employee or agent of another entity. The indemnification provisions of the Company’s Bylaws are not exclusive of any other rights to which those indemnified may be entitled under any other provision of the Company’s Bylaws or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which we may have to make different or further indemnification with respect to the same or different persons or classes of persons. The Company’s Bylaws further provide that the Company will advance to any person entitled to indemnification under the Bylaws such expenses and costs as the person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to the Company any such funds so advanced in the event that the person is not entitled to such indemnification.

In addition, the Company’s Bylaws provide that no person will be liable to the Company for any loss, damage, liability or expense suffered by him or her on account of any action taken or omitted to be taken by him or her as a director or officer of the Company or of any other entity which he or she serves as a director, officer, employee or agent at our request, if such person (i) exercised the same degree of care and skill as a prudent person would have exercised under the circumstances in the conduct of his or her own affairs, or (ii) took or omitted to take such action in reliance upon advice of the Company’s counsel, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he or she had no reasonable grounds to disbelieve.

Indemnification Agreements and Insurance

The Company has limited indemnification agreements with certain officers that are included in such officers’ employment agreements.

The Company also maintains a directors’ and officers’ liability insurance policy insuring its directors and officers against certain losses resulting from certain acts committed by them in their capacities as directors and officers of the Company.

Commission Position on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	Amended and Restated Articles of Incorporation of the Company dated as of July 23, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-13687) as filed with the Commission on February 28, 2008)

4.2	Bylaws of the Company amended effective as of April 17, 2001 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-13687) as filed with the Commission on February 28, 2008)

4.3	Amendment No. 2 to the Bylaws of the Company dated as of March 26, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13687) as filed with the Commission on March 31, 2008)

4.4*	Specimen form of certificate representing $0.10 par value Common Stock

5.1*	Opinion of Stinson Morrison Hecker LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Each document marked with an asterisk is filed herewith.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Irving, State of Texas, on August 6, 2008.

CEC ENTERTAINMENT, INC.

By:	/s/ Richard M. Frank
Richard M. Frank Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Richard M. Frank, Michael H. Magusiak and Christopher D. Morris, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of August 11, 2008.

/s/ Richard M. Frank	/s/ Cynthia I. Pharr Lee
Richard M. Frank, August 6, 2008 Chief Executive Officer and Director	Cynthia I. Pharr Lee, August 11, 2008 Director

/s/ Michael H. Magusiak	/s/ Walter Tyree
Michael H. Magusiak, August 8, 2008 President and Director	Walter Tyree, August 7, 2008 Director

/s/ Christopher D. Morris	/s/ Raymond E. Wooldridge
Christopher D. Morris, August 6, 2008 Chief Financial Officer	Raymond E. Wooldridge, August 9, 2008 Director

/s/ Tim T. Morris	/s/ Richard T. Huston
Tim T. Morris, August 7, 2008 Director	Richard T. Huston, August 6, 2008 Director

/s/ Louis P. Neeb	/s/ Larry T. McDowell
Louis P. Neeb, August 5, 2008 Director	Larry T. McDowell, August 7, 2008 Director

/s/ Gen. Tommy Franks, ret.	/s/ Darin E. Harper
Gen. Tommy Franks, ret., August 8, 2008 Director	Darin E. Harper, August 8, 2008 Controller (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Articles of Incorporation of CEC Entertainment, Inc. (the “Company”) dated as of July 23, 1999 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K (File No. 001-13687) as filed with the Securities and Exchange Commission (the “Commission”) on February 28, 2008)

4.2	Bylaws of the Company amended effective as of April 17, 2001 (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K (File No. 001-13687) as filed with the Commission on February 28, 2008)

4.3	Amendment No. 2 to the Bylaws of the Company dated as of March 26, 2008 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-13687) as filed with the Commission on March 31, 2008)

4.4*	Specimen form of certificate representing $0.10 par value Common Stock

5.1*	Opinion of Stinson Morrison Hecker LLP

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Stinson Morrison Hecker LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of this Registration Statement)

*	Each document marked with an asterisk is filed herewith.